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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            CitiStreet Funds, Inc.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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                             CITISTREET FUNDS, INC.

                              IMPORTANT PROXY NEWS
                               PLEASE VOTE TODAY!

Dear CitiStreet Funds Investor:

      Recently, CitiStreet Funds, Inc. ("we" or the "Company") distributed proxy materials regarding the Special Meeting of Shareholders of the CitiStreet Funds. This meeting, which was originally scheduled for December 1, 2005, will be adjourned to January 5, 2006 at 10:00 a.m. Eastern time at the offices of Company, 400 Atrium Drive, Somerset, New Jersey 08873-4172.

      The purpose of the meeting is for shareholders to vote on the following issues:

      - Proposal 1 seeks shareholder approval of a proposed investment management agreement with the Company's current investment manager, CitiStreet Funds Management LLC, for the CitiStreet International Stock Fund, the CitiStreet Small Company Stock Fund, the CitiStreet Large Company Stock Fund, and the CitiStreet Diversified Bond Fund (collectively, the "Funds").

      - Proposal 2 seeks your approval of a proposed investment subadvisory agreement with SSgA Funds Management, Inc.

      - Proposal 3 seeks your approval of an investment subadvisory agreement with Salomon Brothers Asset Management Inc for the Diversified Bond Fund.

      - Proposal 4 seeks your approval of an investment subadvisory agreement with Smith Barney Fund Management LLC for the Large Company Stock Fund.

      - Proposal 5 seeks your election of two Directors of the Company.

      If you have a beneficial interest in one or more of the Funds through a variable contract as of the record date of September 30, 2005, you may instruct The Travelers Insurance Company how to vote those shares reflecting your beneficial interest. To cast your vote, simply complete your voting instruction card. Please be sure to sign and date each card before mailing it in the enclosed postage-paid envelope. Please return your card or cards by Janaury 3, 2006, so that your vote can be counted.

      If you have any questions about these materials, please call us at 1-800-242-7884. Thank you for your vote.

December 8, 2005